EXHIBIT 23.04

                                SCANA CORPORATION




INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 333-18973, 333-37398 and 333-97555 of SCANA Corporation on Forms S-8 and Registration Statements No. 333-86803 and 333-68266 of SCANA Corporation on Forms S-3 of our report dated April 8, 2004 appearing in this Annual Report on Form 10-K/A of SCANA Corporation Stock Purchase-Savings Plan for the year ended December 31, 2003.




s/Deloitte & Touche LLP
Columbia, South Carolina
April 8, 2004